Exhibit 99.1

•    Generated $36.6 million of cash available for distribution and $37.0 million of adjusted EBITDA attributable to the partnership due to strong operational performance.

•    Increased quarterly distribution by 16.9% over minimum quarterly distribution and 8.6% over previous quarterly distribution.

•    Announced second acquisition since IPO of 36% ownership interest in Poseidon Oil Pipeline Company L.L.C. (Poseidon) for $350 million. Total year to date acquisitions for consideration of $800 million from Sponsor.

HOUSTON, August 12, 2015 – Shell Midstream Partners, L.P. (NYSE: SHLX), a growth-oriented midstream master limited partnership formed by Royal Dutch Shell, plc (RDS), reported net income attributable to the partnership of $32.2 million, which equates to $0.22 per limited partner unit. Shell Midstream Partners also generated adjusted earnings before interest, income taxes, depreciation and amortization of $37.0 million and cash available for distribution of $36.6 million.

“It has only been ten months since Shell Midstream Partners held its initial public offering, and as promised we completed two acquisitions to further strengthen our portfolio and we intend to keep the momentum going,” said John Hollowell, Chief Executive Officer of Shell Midstream Partners. “We are well on our way to delivering top tier distribution growth, including an expected third drop down by the end of the year. This is an exciting time for us, and I look forward to the partnership’s continued success.”

The Board of Directors of the general partner previously declared a cash distribution of $0.1900 per limited partnership unit for the second quarter of 2015. The distribution represented an increase of 16.9 percent above the minimum quarterly distribution and 8.6 percent increase over the first-quarter distribution.

“Our Sponsor is pleased with the market’s reception and is committed to the strategic alignment between the two organizations. This is evident in the two drop downs we have already closed,” said Hollowell. “Our recently announced addition of Poseidon is a great example of our continued focus on high quality assets to deliver top tier distribution growth to unitholders.”

As announced on July 1st, Shell Midstream Partners acquired a 36 percent equity interest in Poseidon for $350 million, which was immediately accretive to unitholders. The Poseidon acquisition diversified the partnership’s cash flow while maintaining strong portfolio integration with key delivery points into the Zydeco system. In addition, Poseidon is well situated in the Gulf of Mexico to transport volumes from identified growth projects coming online over the next decade. Recently completed capital growth projects allow Poseidon to take on increased volumes.

KEY FEATURES

•	Shell Midstream Partners closed $800 million of acquisitions year to date. The first drop down of additional interest in Zydeco pipeline and Colonial pipeline are fully reflected in Shell Midstream Partners’ financial results as of April 1, 2015. The impact of the second drop down, a 36% interest in Poseidon, will be reflected as equity income as of July 1, 2015.

•	Total operating income for the second quarter was $31.6 million, an increase of $3.9 million over first-quarter operating income of $27.7 million. The increase in operating income, which reflects 100% of Zydeco’s results plus the partnership’s general and administrative expenses, is largely related to strong transportation volumes.

•	Mars’ volumes in the second quarter were 322,000 barrels per day, up 7% over the previous quarter despite a planned maintenance shutdown. The continued ramp-up of volumes from new Gulf of Mexico projects underpinned much of the growth in volumes. Increased volumes were offset by higher expenses over the second quarter due to an inventory reconciliation expense of $1 million. Mars also had $1.2 million of higher expenses related to cavern maintenance repairs, of which $1 million was indemnified over the deductible. The indemnity payment was recognized as other income at the partnership level.

•	Bengal’s strong performance was due to increased volumes and higher storage revenue linked to high refinery utilization and demand for pipeline transportation to the South East and Mid Atlantic.

•	As of June 30, 2015, Shell Midstream Partners had $113 million of consolidated cash and cash equivalents on hand.

•	On June 29, 2015, Shell Midstream Partners increased its borrowing capacity to $500 million in connection with the second drop down. Draw downs on the facilities include roughly $71 million to partially fund the first drop down and $350 million to fund the second drop down.

•	On May 18, 2015, Shell Midstream Partners closed a private placement of 7,692,308 common units for gross proceeds of $300 million and used the net proceeds to partially fund the first drop down.

ABOUT SHELL MIDSTREAM PARTNERS, L.P.

Shell Midstream Partners is a fee-based, growth-oriented midstream master limited partnership recently formed by Shell to own, operate, develop and acquire pipelines and other midstream assets. Our assets consist of interests in entities that own crude oil and refined products pipelines serving as key infrastructure to transport growing onshore and offshore crude oil production to Gulf Coast refining markets and to deliver refined products from those markets to major demand centers.

Headquartered in Houston, Texas, Shell Midstream Partners’ assets consist of:

•	A 62.5% ownership interest in Zydeco Pipeline Company LLC (Zydeco), a batched crude oil pipeline system from Houston to St. James and Clovelly, Louisiana. Zydeco is situated within the largest refining market in the United States.

•	A 28.6% ownership interest in Mars Oil Pipeline Company (Mars). Mars is a major corridor crude oil pipeline in a high-growth area of the offshore Gulf of Mexico, originating approximately 130 miles offshore in the deepwater Mississippi Canyon and terminating in salt dome caverns in Clovelly, Louisiana.

•	A 36.0% ownership interest in Poseidon Oil Pipeline Company L.L.C (Poseidon). Poseidon is a key corridor crude oil pipeline with close proximity to existing and future developments in Central and Western Gulf of Mexico to serve both Texas and Louisiana markets.

•	A 49.0% ownership interest in Bengal Pipeline Company LLC (Bengal). Bengal’s refined products pipeline connects four refineries in the St. Charles, Norco, Garyville and Convent areas of Louisiana with refined products storage tankage in Baton Rouge, Louisiana.

•	A 3.0% ownership interest in Colonial Pipeline Company (Colonial). Colonial is the largest refined products pipeline in the United States, transporting more than 40 different refined products, consisting primarily of gasoline, diesel fuel and jet fuel.

FORTHCOMING EVENTS

At 10 a.m. CST today, Shell Midstream Partners will hold a webcast to discuss the reported results and provide an update on partnership operations. Interested parties may listen to the conference call on Shell Midstream Partners’ website at www.shellmidstreampartners.com by clicking on the “2015 Second-Quarter Financial Results Webcast” link, found under the Events and Conferences section. A replay of the conference call will be available following the live webcast.

UNAUDITED SUMMARIZED FINANCIAL STATEMENT INFORMATION

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions of dollars, except per unit data)	2015	2014	2015	2014
		Predecessor		Predecessor
Revenue	$57.6	$43.4	$109.3	$79.5
Costs and expenses
Operations and maintenance	11.1	9.2	21.9	21.4
General and administrative	8.2	5.5	14.8	8.3
Depreciation	3.5	2.5	6.9	5.3
Property and other taxes	3.2	(0.2)	6.4	3.1

Total costs and expenses	26.0	17.0	50.0	38.1

Operating income	31.6	26.4	59.3	41.4
Income from equity investments	10.8	—	23.3	—
Dividend income from investment	2.3	—	3.9	—
Other income	1.0	—	1.0	—
Interest expense, net	(0.3)	—	(0.5)	—
Income tax expense	(0.1)	—	(0.3)	—

Net income	45.3	$26.4	86.7	$41.4

Less: Net income attributable to noncontrolling interests	13.1		30.9

Net income attributable to the Partnership	32.2		55.8
Less: General Partner’s interest in net income attributable to the Partnership	0.7		1.2

Limited Partners’ interest in net income attributable to the Partnership	$31.5		$54.6

Net income per Limited Partner Unit - Basic and Diluted (in dollars):
Common	$0.22		$0.39
Subordinated	0.22		0.39
Weighted average Limited Partner Units outstanding - Basic and Diluted (in millions):
Common units - public	53.7		49.8
Common units - SPLC	21.5		21.5
Subordinated units - SPLC	67.5		67.5

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions of dollars)	2015	2014	2015	2014
Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Income		Predecessor		Predecessor
Net income	$45.3	$26.4	$86.7	$41.4
Add:
Depreciation and amortization	3.5	2.5	6.9	5.3
Interest expense, net	0.3	—	0.5	—
Income tax expense	0.1	—	0.3	—
Cash distribution received from equity investments — Mars	8.6	—	17.2	—
Cash distribution received from equity investments — Bengal	4.4	—	11.5	—
Less:
Income from equity investments	10.8	—	23.3	—

Adjusted EBITDA	51.4	$28.9	99.8	$46.7

Less: Adjusted EBITDA attributable to noncontrolling interests	14.4		34.3

Adjusted EBITDA attributable to the Partnership	37.0		65.5
Less:
Net interest paid attributable to the Partnership	0.3		0.4
Income taxes paid attributable to the Partnership	—		—
Zydeco maintenance capex attributable to the Partnership	0.3		0.8
Add: Net adjustments from volume deficiency payments attributable to the Partnership	0.2		3.2

Cash Available for Distribution attributable to the Partnership	$36.6		$67.5

			Six Months Ended June 30,
			2015	2014
Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Cash Provided by Operating Activities				Predecessor
Net cash provided by operating activities			$110.2	$50.1
Add:
Interest expense, net			0.5	—
Income tax expense			0.3	—
Dividend received in excess of income			5.4	—
Less:
Change in deferred revenue			7.1	15.1
Change in other assets and liabilities			9.5	(11.7)

Adjusted EBITDA			99.8	$46.7

Less: Adjusted EBITDA attributable to noncontrolling interests			34.3

Adjusted EBITDA attributable to the Partnership			65.5
Less:
Net interest paid attributable to the Partnership			0.4
Income taxes paid attributable to the Partnership			—
Zydeco maintenance capex attributable to the Partnership			0.8
Add: Net adjustments from volume deficiency payments attributable to the Partnership			3.2

Cash Available for Distribution attributable to the Partnership			$67.5

(in millions of dollars, except per-unit and ratio data)	Three Months Ended June 30, 2015	Six Months Ended June 30, 2015
Quarterly distribution declared per unit
Adjusted EBITDA attributable to the Partnership	37.0	65.5
Cash available for distribution attributable to the Partnership	36.6	67.5
Distribution declared:
Limited Partner units - Common	$14.3	$26.1
Limited Partner units - Subordinated	$12.8	$24.6
General Partner units	$0.6	$1.1

Total distribution declared	$27.7	$51.8

Coverage Ratio	1.3	1.3

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
		Predecessor		Predecessor
Pipeline throughput (thousands of barrels per day) 1
Zydeco - Ho-Ho mainlines	577	486	551	460
Zydeco - other segments	556	497	542	467

Zydeco total system	1,133	983	1,093	927
Mars total system	322	271	312	260
Bengal total system	574	486	545	487
Revenue per barrel ($ per barrel) 2
Zydeco total system	$0.56	$0.47	$0.55	$0.46
Mars total system	1.50	1.59	1.55	1.49
Bengal total system	0.32	0.33	0.33	0.34

(1)	Pipeline throughput is defined as the volume of delivered barrels.
(2)	Based on reported revenues from transportation and allowance oil divided by delivered barrels over the same time period. Actual tariffs charged are based on shipping points along the pipeline system and tenure of contract.

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
		Predecessor		Predecessor
Expansion capital expenditures	$0.7	$24.1	$2.0	$42.6
Maintenance capital expenditures	0.4	0.8	1.6	3.7

Total capital expenditures	$1.1	$24.9	$3.6	$46.3

(in millions)	June 30, 2015	March 31, 2015
Cash and cash equivalents	$113.0	$156.9
Property, plant & equipment	272.7	273.6
Total assets	575.0	618.3
Total equity	444.5	580.8

FORWARD LOOKING STATEMENTS

This press release includes various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements concerning the potential exposure of Shell Midstream Partners, L.P. to market risks and statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks”, “schedule”, “seek”, “target”, “could”, “may”, “will”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning future actions, future drop downs, volumes, capital requirements, conditions or events, future impact of prior acquisitions, future operating results or the ability to generate sales, income or cash flow or the amount of distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, August 12, 2015, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this document are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 25, 2015, as updated by our other filings with the SEC. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

NON-GAAP FINANCIAL MEASURES

This press release includes the terms Adjusted EBITDA and cash available for distribution. Adjusted EBITDA and cash available for distribution are non-GAAP supplemental financial measures that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of Adjusted EBITDA and cash available for distribution provides useful information to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to Adjusted EBITDA and cash available for distribution are net income and net cash provided by operating activities. These non-GAAP measures should not be considered as alternatives to GAAP net income or net cash provided by operating activities. Adjusted EBITDA and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. They should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because Adjusted EBITDA and cash available for distribution may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and cash available for distribution may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

References in this press release to Adjusted EBITDA refer to net income before income taxes, net interest expense, gain or loss from disposition of fixed assets, allowance oil reduction to net realizable value, and depreciation and amortization, plus cash distributed to Shell Midstream Partners, L.P. from equity investments for the applicable period, less income from equity investments. We define Adjusted EBITDA attributable to Shell Midstream Partners as Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests. References to cash available for distribution refer to Adjusted EBITDA attributable to Shell Midstream Partners, less maintenance capital expenditures attributable to Shell Midstream Partners, net interest paid, cash reserves and income taxes paid, plus net adjustments from volume deficiency payments attributable to Shell Midstream Partners. Cash available for distribution will not reflect changes in working capital balances.

August 12, 2015

The information in this Report reflects the unaudited consolidated financial position and results of Shell Midstream Partners, L.P.

Enquiries:

Shell Media Relations

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Shell Investor Relations

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